INVESTOR PRESENTATION JUNE 2021

2 FORWARD LOOKING STATEMENT This Presentation contains certain forward-looking statements in respect of various matters including upcoming events that involve known and unknown risks and uncertainties that are beyond the control of Management. Those risks and uncertainties include, among other things, risks related to: share prices, liquidity, credit worthiness, currency, insurance, dilution, ability to access capital markets, interest rates, dependence on key personnel and environmental matters. Management believes that the expectations reflected in forward- looking statements are based upon reasonable assumptions and information currently available; however, Management can give no assurance that actual results will be consistent with these forward-looking statements. Factors and assumptions that were applied in drawing conclusions and could cause actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements, include, but are not limited to, general economic conditions, competition, availability of manufacturing supply or quality, availability and quality of raw materials, the Company’s ability to maintain key employees and other factors identified in the “Risk Factors” section of the Company’s Management’s Discussion and Analysis (MD&A) available at www.xpel.com/relations.

3 THE LEADER IN PROTECTIVE FILMS AUTOMOTIVE PAINT PROTECTION FILMS AUTOMOTIVE WINDOW TINT HOME & OFFICE WINDOW FILMS

4 A BRAND BUILT OVER 20 YEARS HEADQUARTERED IN SAN ANTONIO, TX FOUNDED IN 1997 NASDAQ: XPEL 380 FULL TIME EMPLOYEES GLOBAL OPERATIONS

5 HISTORY THAT CONTINUES TO SET THE STANDARDS

6 KEY INVESTMENTS HIGHLIGHTS Strong Recognition as Premium Brand Significant Domestic and International Market Opportunity Robust Growth, Profitability and Strong Balance Sheet High Insider Ownership Creates Firm Alignment with Shareholders Results Driven Management Team With Proven Track Record

7 COMPLETE PROTECTION BUMPER HOOD HEADLIGHTS & FOG LIGHTS FENDER MIRRORS A-PILLARS & ROOFLINE DOORSILLS DOOR CUPS & DOOR EDGES ROCKER PANELS & REAR WHEEL IMPACT AREA LUGGAGE STRIP COVERAGE

8 AUTOMOTIVE PRODUCTS Invisible, Cut-To-Fit Protection Film Protects from Rock Chips, Bug Acids, and Road Debris Damage Professionally Installed New-Car Product Film for Heat Rejection, Security and Appearance 4 Core Lines of Film, Something For Everyone High-End Products for Margin, Differentiation Hydrophobic Coating Applied to PPF and Painted Surfaces Allows for Easy Finished Maintenance and Cleaning Opportunity for More Revenue Per Car

END CUSTOMER PPF ECONOMICS

COVERAGE – FULL CAR



Covers entire car.

$4000-$6000

COVERAGE – FULL FRONT



Covers entire painted front bumper, hood, fenders, headlights, and backs of painted mirrors.

$1800-$2500

COVERAGE – PARTIAL HOOD



Covers 6” - 12” of leading of hood.

$100-200

FACTORS INFLUENCING PRICING

Coverage

Retail vs Wholesale

Regional Variation

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10 Cloud-Based Application Updated Daily with 80,000 Vehicle Applications Pre-Cut Film Prevents Cutting on Car Reduces Installation Time, Material Waste CERTIFIED TRAINING BRAND PRESENCE Essential to New Customer Success and Industry Growth Corporate Training Facilities in 5 Countries PPF, Automotive Window Tint, Architectural Window Films, Ceramic Coating Extensive On and Off-line Marketing and Lead Generation Sponsorships, Events and Influencer Campaigns Positions XPEL as the Premium Brand THE XPEL DIFFERENCE

11 NON-AUTOMOTIVE PRODUCTS Solar Control and Security for Commercial and Residential Applications Distinct Customer Set, But Similar Profile to Automotive Large Addressable New Market Antimicrobial Surface Protection Screens, Electronics, Consumer Surfaces Primarily B2B Sale and Available to Current Customers Sell to a Variety of Niche Non-Automotive Uses Electronics, Stainless Steel, Solid Surface Countertops and More Constantly Evaluating New Applications to Elevate Support

12 XPEL REVENUE ECOSYSTEM PRODUCT REVENUE 93% INSTALLATION SERVICE REVENUE 7% $150 - $375 / CAR $600 - $1500 / CAR $800 - $2500 / CAR DIRECT - 65% INDIRECT - 35% INTERNATIONAL DISTRIBUTORS INDEPENDENT INSTALLERS NEW CAR DEALERSHIPS END CONSUMER SERVICE LOCATIONS US 6 UK 1 CANADA 2 END CONSUMER NEW CAR DEALERSHIP

13 CONTINUE GLOBAL EXPANSION Operations in 9 Countries Build Out Sales Team In Under-penetrated Geographies STRATEGIC INITIATIVES DRIVE GLOBAL BRAND AWARENESS High Visibility At Premium Events Advertising Placement In Media Consumed By Car Enthusiasts EXPAND NON-AUTOMOTIVE PRODUCT PORTFOLIO Find Opportunities That Leverage The Channel and Brand Find Opportunities That Leverage Existing Products & Technology CHANNEL EXPANSION VIA ACQUISITION Acquire Select Installation Facilities in Key Markets Acquire International Partners for Global Reach

14 REVENUE TREND IN MILLIONS

15 2021 YTD SALES MIX BY REGION CANADA 13.8% UNITED STATES 46.5% LATIN AMERICA 1.6% MIDDLE EAST/ AFRICA 2.4% ASIA PACIFIC 3.4% CHINA 23.5% UK 2.9% CONTINETAL EUROPE 5.7% OTHER .2%

16 GROSS MARGIN TREND IN MILLIONS

17 EBITDA PROFILE IN MILLIONS

18 NET INCOME TREND IN MILLIONS

STRONG FINANCIAL POSITION

U.S. GAAP – IN MILLIONS

	2019	2020	2021
CASH • CASH EQUIVALENTS	$11.5M	$29.0M	$35.6M
NET WORKING CAPITAL	$24.5M	$41.6M	$46.4M
ACOUNTS RECEIVABLE	$7.2M	$9.9M	$9.5M
TOTAL INVENTORY	$15.1M	$22.4M	$24.9M
TOTAL ASSETS	$51.6M	$83.8M	$95.3M
TOTAL DEBT (EXCLUDES LEASE OBLIGATIONS)	$0.8M	$6.1M	$5.4M
CASH FLOW FROM OPS (Q1 YTD)	$11.0M	$18.5M	$8.9M

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20 PermaPlate Films LLC Acquisition • Distributor and installer of automotive window films – Supplies mid-range dealerships engaged in high-volume film installation across the US – Extends dealership reach beyond luxury and enthusiast segment • Rationale – Window Tint is a product with deeper existing integration into the new-car space – By itself, it is ripe for consolidation at the mid-range level – Relationships are critical for driving additional attachment at these dealerships, including PPF and FUSION PLUS • Deal Terms – $30 million Purchase Price – All cash • Financials – ~$25M in Annual Revenue – EBITDA after integration and with synergies of $6M beginning Q4 2021 on a run-rate basis – Approximately $.05M in acquisition/integration related charges in 2021

21 MACRO GROWTH OPPORTUNITIES Rock Chips Are Top Consumer Complaint Paint Protection Film Low Penetration to New Cars Sold Fragmented Market Provides Opportunity Ripe for Consolidation Dealerships Need Tangible, Profitable Products Equivalent Opportunities Domestically & Internationally

APPENDIX

NON - GAPP MEASURES EBITDA RECONCILIATION U.S. GAA - IN MILLIONS NET INCOME INTEREST TAXES DEPRECIATION AMORTIZATION EBITDA $18,281,691 $249,480 $4,522,668 $1,274,095 $955,937 $25,283,871 $13,995,072 $96,646 $2,955,356 $915,918 $781,105 $18,744,097 YEAR ENDED Dec 31, 2020 Dec 31, 2019 $6,847,059 $52,719 $1,611,720 $383,090 $262,606 $9,157,194 $1,611,354 $30,558 $426,379 $270,317 $233,896 $2,572,504 THREE MONTHS ENDED MAR 31, 2021 Mar 31, 2020

COMPLETE PROTECTION, UNSEEN. San Antonio, TX. USA +1210-678-3700. XPEL.COM